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                                                                       EXHIBIT 5

                         [LETTERHEAD OF DUANE MORRIS]

FREDERICK W. DREHER
DIRECT DIAL: 215.979.1234
DIRECT FAX: 215.979.1213
E-MAIL:  fwdreher@duanemorris.com

www.duanemorris.com

September 24, 2001



The Board of Directors of
Bay View Capital Corporation
1840 Gateway Drive
San Mateo, CA  94404


Ladies and Gentlemen:

         We have acted as counsel to Bay View Capital Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 3,200,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company, being offered and sold pursuant to the Company's 2001 Equity Incentive Plan for Employees (the "Plan").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based on the foregoing, it is our opinion that each of the Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.
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The Board of Directors of
Bay View Capital Corporation
September 24, 2001
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                          Sincerely,
                                          /s/ Duane, Morris & Hecksher LLP
                                          DUANE, MORRIS & HECKSCHER LLP


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